UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 5, 2013

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Exar Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on September 5, 2013. There were three proposals considered at the Annual Meeting, each of which is described briefly below and detailed in the Company’s definitive proxy statement dated July 25, 2013 for the Annual Meeting (the “Proxy Statement”).

The final voting results from the Annual Meeting are as follows:

Proposal 1 – Election of Directors

Proposal 1 was a proposal to elect seven nominees to serve a one-year term on the Company’s Board of Directors, as detailed in the Proxy Statement. Following is the number of votes cast “For” or “Authority Withheld” for each of the nominees set forth in Proposal 1, as well as the number of “Abstentions” and “Broker Non-Votes” as to each nominee. Each of the nominees was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

	For	Authority Withheld	Abstentions	Broker Non-Votes
Behrooz Abdi	40,865,457	99,112	0	3,607,627
Izak Bencuya	40,510,364	454,205	0	3,607,627
Louis DiNardo	40,870,300	94,269	0	3,607,627
Pierre Guilbault	40,832,686	131,883	0	3,607,627
Brian Hilton	40,864,784	99,785	0	3,607,627
Richard L. Leza	40,505,336	459,233	0	3,607,627
Gary Meyers	40,510,105	454,464	0	3,607,627

Proposal 2 – Ratification of Auditors

Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2014, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
44,385,199	135,064	51,933	0

Proposal 3 – Say on Pay

Proposal 3 was a proposal to approve an advisory vote on executive compensation, as described in the Proxy Statement. Following is the number of votes cast “For” or “Against”, as well as the number of “Abstentions” and “Broker Non-Votes”, as to the matter.

For	Against	Abstentions	Broker Non-Votes
40,027,576	872,614	64,379	3,607,627

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2013	EXAR CORPORATION

	By:	/s/ Ryan A. Benton
Ryan A. Benton Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)